Exhibit 1

                             Joint Filing Agreement
                             ----------------------

      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of TeraGlobal Communications Corp. and that this agreement be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts all of which when taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned hereby execute this agreement this 30th day of January, 2002.

 WALLERSUTTON 2000, L.P.

 By: WallerSutton 2000 L.L.C.,
     its general partner

By:  /s/ John T. Woodruff
     ---------------------------
     Name: John T. Woodruff
     Title: Authorized Member

 WALLERSUTTON 2000 L.L.C.

By:  /s/ John T. Woodruff
     ---------------------------
     Name: John T. Woodruff
     Title: Authorized Member